Exhibit 10.6

LIMITED FORBEARANCE AGREEMENT

This LIMITED FORBEARANCE AGREEMENT (this “Agreement”), is entered into as of May 9, 2019, among APPROACH RESOURCES INC., a Delaware corporation, as the Borrower (the “Borrower”), each Guarantor (as such term is defined in the Credit Agreement referenced below) (the Borrower, together with each Guarantor, collectively, the “Credit Parties”), the lenders party to this Agreement (the “Consenting Lenders”), the Issuing Bank and JPMORGAN CHASE BANK, N.A., a national banking association, in its capacity as administrative agent for itself and the other Secured Parties (the “Administrative Agent”).

RECITALS:

A.

The Borrower, the Guarantors, the Administrative Agent and the financial institutions named therein as lenders (the “Lenders”) are parties to that certain Amended and Restated Credit Agreement, dated as of May 7, 2014 (as heretofore amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), pursuant to which the Lenders agreed to make Loans and provide certain other financial accommodations to the Borrower.

B.	Pursuant to the Credit Agreement, the Guarantors have guaranteed all of the Indebtedness.
C.

The Credit Parties acknowledge that (i) an Event of Default under Section 10.01(d) of the Credit Agreement may occur on account of the failure by the Borrower to maintain a ratio of EBITDAX for the four fiscal quarter period ending March 31, 2019 to Interest Expense for such period of not less than 2.25 to 1.00 as required by Section 9.01(a) of the Credit Agreement, (ii) an Event of Default under Section 10.01(d) of the Credit Agreement may occur on account of the failure by the Borrower to maintain a Total Leverage Ratio for the fiscal quarter ended March 31, 2019 of less than 5.00 to 1.00 as required by Section 9.01(c) of the Credit Agreement and (iii) an Event of Default under Section 10.01(d) may occur on account of the failure by the Borrower to deliver notice as required by Section 8.02(a) of the Credit Agreement with respect to the Events of Default described in the foregoing clauses (i) and (ii) (clauses (i), (ii) and (iii) collectively, the “Specified Defaults”).

D.

The Credit Parties have requested that the Administrative Agent, the Issuing Bank and the Lenders, upon certain terms and conditions set forth in this Agreement, forbear from exercising their rights and remedies for a limited period expiring on the Forbearance Termination Date (as defined below) arising as a result of the occurrence and continuation of the Specified Defaults as provided herein.

E.

The Administrative Agent, the Issuing Bank and the Consenting Lenders, which constitute Majority Lenders, are willing to grant such forbearance subject to the terms and conditions of this Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.  In addition, the following terms, for the purposes of this Agreement, shall have the following meanings:

“Agent Counsel” has the meaning given to such term in Section 5.2 hereof.

“Agent Advisor” has the meaning given to such term in Section 5.2 hereof.

“Borrower Advisor” means Tudor, Pickering, Holt & Co., a division of Perella Weinberg Partners LP.

“Budget” has the meaning given to such term in Section 5.1 hereof.

“Collateral” means all of the Property of the Credit Parties in which Liens are purported to be granted pursuant to the Security Instruments as security for the Indebtedness.

“Forbearance Effective Date” has the meaning given to such term in Section 3 hereof.

“Forbearance Period” means the period commencing on the Forbearance Effective Date and continuing until the Forbearance Termination Date.

“Forbearance Termination Date” means 5:00 p.m. (Dallas, Texas time) on the earlier of (i) June 22, 2019, or (ii) the date on which a Forbearance Termination Event occurs.

“Forbearance Termination Event” means the occurrence of any of the following: (i) Borrower or any Guarantor shall fail to perform, observe or comply timely with any covenant, agreement or term contained in Section 5.1 or 5.5 of this Agreement, (ii) any Event of Default, other than the Specified Defaults, shall occur or shall have occurred under this Agreement or any of the Loan Documents, (iii) the Borrower or any Restricted Subsidiary shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h) of the Credit Agreement, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the foregoing or (iv) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization or other relief in respect of the Borrower or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any  Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Restricted Subsidiary or for a substantial part of its assets.

“Lender-Related Parties” has the meaning given to such term in Section 9 hereof.

2.Forbearance.

2.1.Each Credit Party specifically acknowledges the potential existence and continuation of the Specified Defaults.  In reliance on the representations, warranties, covenants and agreements contained in this Agreement, and subject to the satisfaction of each condition precedent set forth in Section 3 hereof but only so long as the Forbearance Termination Date shall not have occurred and except as permitted by this Agreement, the Administrative Agent, the Consenting Lenders and the Issuing Bank hereby agree to forbear during the Forbearance Period from exercising their rights and remedies under the Loan Documents and applicable law arising as a result of the occurrence or continuance of the Specified Defaults.  Notwithstanding the foregoing, the forbearance granted by the Administrative Agent, the Consenting Lenders and the Issuing Bank shall not constitute, and shall not be deemed to constitute a waiver of the Specified Defaults or of any other Default or Event of Default under the Loan Documents.  On and after the Forbearance Termination Date, the Administrative Agent’s, the Consenting Lenders’ and the Issuing Bank’s agreement hereunder to forbear shall terminate automatically without further act or action by the Administrative Agent, any Lender or Issuing Bank, and the Administrative Agent, the Lenders and the Issuing Bank shall be entitled to exercise any and all rights and remedies available to them under this Agreement and the other Loan Documents, at law, in equity or otherwise without any further lapse of time, expiration of applicable grace periods or requirements of notice, all of which are hereby expressly waived by each Credit Party.  For the avoidance of doubt, the foregoing forbearance shall not prohibit the Administrative Agent from delivering notices relating to any other Defaults, Events of Default or a Forbearance Termination Event.

2.2.Each Credit Party specifically acknowledges that (a) the conditions to each credit event set forth in Section 6.02 of the Credit Agreement are not able to be satisfied, (b) the Lenders have no obligation to make Loans and (c) the Issuing Bank has no obligation to issue, amend, renew or extend any Letter of Credit.  Notwithstanding the forbearance set forth in Section 2.1, the Administrative Agent and the Required Lenders may elect to impose the default rate of interest on all outstanding Loans pursuant to Section 3.02(c) of the Credit Agreement at any time after the occurence of any Specified Default or any other Event of Default.  Each Credit Party specifically acknowledges that, pursuant to Section 3.02(c) of the Credit Agreement, all Loans outstanding shall automatically bear interest at the default rate upon the occurrence and continuance of an Event of Default of the type described in Section 10.01(a), Section 10.01(b), Section 10.01(h), Section 10.01(i) or Section 10.01(j) of the Credit Agreement.

3.Conditions Precedent.  This Agreement shall be effective beginning on the first date that each condition precedent set forth in this Section 3 is satisfied (the “Forbearance Effective Date”):

3.1.Signed Agreement.  The Administrative Agent shall have received counterparts of this Agreement duly executed by the Administrative Agent, the Credit Parties, the Issuing Bank and Lenders constituting Majority Lenders.

3.2.Forbearance Fee.  The Administrative Agent shall have received, for the ratable benefit of the Consenting Lenders, a forbearance fee in an aggregate amount equal to 0.10% of each Consenting Lender’s Commitment as of the Forbearance Effective Date, which shall be fully earned and payable on the Forbearance Effective Date.

3.3.Expenses.  The Administrative Agent and related advisors shall have received payment of all out-of-pocket accrued costs and expenses (including the fees of Agent Counsel and Agent Advisor) for which invoices have been submitted in summary form on or prior to the Forbearance Effective Date.

Upon the satisfaction of the foregoing conditions, the Administrative Agent shall advise the other parties hereto in writing of the occurrence of the Forbearance Effective Date.

4.Representations and Warranties.  To induce the Administrative Agent and the Consenting Lenders to enter into this Agreement, each Credit Party hereby represents and warrants as of the Forbearance Effective Date as follows:

4.1.Organization; Powers.  Each of the Borrower and the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications would not reasonably be expected to have a Material Adverse Effect.

4.2.Authority; Enforceability.  The execution, delivery and performance by each Credit Party of this Agreement are within such Credit Party’s corporate, limited partnership, limited liability company, or other organizational powers and have been duly authorized by all necessary corporate, limited partnership, limited liability company, or other organizational and, if required, stockholder, partner, or member action (including any action required to be taken by any class of directors, partners, members, or managers, as applicable, of such Credit Party or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions).  This Agreement has been duly executed and delivered by such Credit Party and constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.3.Approvals; No Conflicts The execution, delivery and performance by each Credit Party of this Agreement (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by the Credit Agreement and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, would not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (b) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower or any Restricted Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Borrower or any Restricted Subsidiary or any of their Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Restricted Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of the Borrower or any Restricted Subsidiary (other than the Liens created by the Loan Documents).

4.4.No Defenses.  As of the Forbearance Effective Date, no Credit Party has any defenses to payment, counterclaims, or rights of setoff or recoupment with respect to any obligations applicable to such Credit Party owing to the Administrative Agent or any Lender, including, without limitation, the Loans, the advances, and the Indebtedness.

4.5.No Other Defaults.  Except for the Specified Defaults, no other Default or Event of Default has occurred and is continuing.  Without taking into effect the terms, conditions, and agreements set forth in this Agreement, as a result of the Specified Defaults, the Administrative Agent may, and at the request of the Required Lenders shall, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j) of the Credit Agreement), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind.  All advances, credit extensions, and transfers after the Forbearance Effective Date pursuant to this Agreement and the Credit Agreement are intended to be, and are, exchanged contemporaneously for new value provided to the Credit Parties, and with any and all relation back rights and privileges of the Administrative Agent, as applicable.

4.6.Principal Balance; Letters of Credit.  As of the close of business on May 2, 2019, (a) the outstanding principal amount of the Loans was $322,000,000, and (b) the aggregate stated amount of outstanding Letters of Credit was $325,000.

4.7.Complete Disclosure.  None of the factual information furnished by or on behalf of the Credit Parties to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or the other Loan Documents (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact (other than industry-wide risks normally associated with the types of business conducted by the Credit Parties to the extent that such risks do not have a disproportionate effect on the Credit Parties (in comparison to the effect of such risks on other similarly situated parties associated with such types of business)) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that (a) with respect to projected financial information, prospect information, geological and geophysical data and engineering projections, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and (b) as to statements, information and reports supplied by third parties, the Borrower represents only that it is not aware of any material misstatement or omission therein.

5.Covenants.  Each Credit Party shall comply with the covenants set forth in this Section 5 (whether or not a Forbearance Termination Event occurs) in addition to the covenants in the Credit Agreement and any other Loan Documents.

5.1.Cash Flow Forecasts.

(a)The Credit Parties shall deliver to the Administrative Agent:

(1)by no later than 12 noon Central Time on Thursday of each week beginning on May 16, 2019 and by no later than 12 noon Central Time on each Thursday thereafter, an updated weekly 13-week cash flow forecast, in form and substance acceptable to the Administrative Agent, setting forth all sources and uses of cash and beginning and ending cash balances (the “Budget”),

(2)by no later than 12 noon Central Time on Thursday of each week, beginning on May 23, 2019, a variance report (each a “Variance Report”), reconciling the prior week’s cash flow forecast to the actual sources and uses of cash for the prior week, along with an explanation of material variances, and

(3)upon the written request of the Administrative Agent, following delivery of any Variance Report, a report via teleconference with the Administrative Agent and the Agent Advisor reconciling actual weekly cash flow (including actual disbursements), including an explanation of material variances.

(b)The Credit Parties shall also provide the Administrative Agent and the Agent Advisor access to the Credit Parties’ management and the Borrower Advisor to discuss any variances.

(c)The Credit Parties shall deliver to the Administrative Agent by no later than 12 noon Central Time on Thursday of each week beginning on May 16, 2019 and by no later than 12 noon Central Time on each Thursday thereafter, a listing of each Credit Party’s trade payables as of the end of the previous week, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form reasonably satisfactory to the Administrative Agent.

Notwithstanding the foregoing, the Administrative Agent may agree to extend the deadline for the delivery of any reporting required by this Section 5.1 in any specific instance in its sole and absolute discretion.

5.2.Access; Cooperation.  The Administrative Agent and its representatives and consultants shall have reasonable access to the Credit Parties’ business premises and to the Collateral to review, audit, appraise and evaluate the Collateral and to inspect the financial records and other records of the Credit Parties concerning the operation of their businesses, their financial condition, the transfers and expenditures of funds generated therefrom, the accrual of expenses relating thereto, and any and all other records relating to the Collateral, or the operations of any of the Credit Parties.  Each Credit Party will fully cooperate with the Administrative Agent and related representatives and consultants (including Agent Counsel and Agent Advisor) regarding such reviews, audits, evaluations and inspections, and the Credit Parties shall use commercially reasonable efforts to make their employees, consultants and professionals reasonably available to the Administrative Agent and related representatives and consultants (including, without limitation, the Borrower Advisor) in conducting such reviews, evaluations and inspections, in each case, during normal business hours.  Credit Parties acknowledge that Vinson & Elkins L.L.P. has been engaged as Administrative Agent’s legal counsel (“Agent Counsel”) and that Opportune LLP has been engaged as Administrative Agent’s advisor (“Agent Advisor”).  The Credit Parties agree to pay all out-of-pocket fees, costs and expenses of Agent Counsel and Agent Advisor promptly (but, in any event, within two (2) Business Days) upon submission of invoices therefor in summary form (which amounts, for the avoidance of doubt, shall also constitute Indebtedness secured by the Collateral).

5.3.Further Information.  In addition to any notices or information required to be given under the Loan Documents, each Credit Party will provide the Administrative Agent with (a) written notice within one Business Day of the occurrence of any Forbearance Termination Event and/or any breach or violation of this Agreement by any Credit Party, (b) prompt written notice of a default or event of default or required redemption relating to any other Debt of any Credit Party, (c) prompt written notice of the occurrence of any default or event of default, or the pursuit of any remedies against any Credit Party, in connection with any material contract (including termination thereof) and (d) prompt written notice of the filing or commencement of, or the threat in writing of, any action, suit (whether in state or federal court), proceeding, receivership, involuntary petition in bankruptcy, investigation or arbitration by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Credit Party, threatened against or affecting any of the Credit Parties not previously disclosed in writing to Administrative Agent or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Administrative Agent).

5.4.No Control.No act committed or action taken by the Administrative Agent prior to the Forbearance Effective Date under this Agreement or the Loan Documents will be used, construed, or deemed to hold the Administrative Agent to be in control of the Credit Parties, or the governance, management or operations of the Credit Parties for any purpose, without limitation, or to be participating in the management of the Credit Parties or acting as a “responsible person” or “owner or operator” or a person in “control” with respect to the governance, management or operation of the Credit Parties or their respective businesses (as such terms, or any similar terms, are used in the Code, Title 11 of the United States Code entitled “Bankruptcy”, or the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, each as may be amended from time to time, or any other federal or state statute, at law, in equity, or otherwise) by virtue of the interests, rights, and remedies granted to or conferred upon the Administrative Agent under this Agreement or the Loan Documents.

5.5.Additional Information.  Not later than 10 Business Days after the Forbearance Effective Date (or such later date as the Administrative Agent may consent to in its sole and absolute discretion), the Credit Parties shall deliver to the Administrative Agent a current list of the Deposit Accounts, commodities accounts and securities accounts of the Borrower and each Credit Party, certified by a Responsible Officer of the Borrower.

6.Preservation of Collateral.  Each Credit Party shall maintain the Liens and security interests in the Collateral created by the Loan Documents as first priority, perfected Liens and security interests and shall defend such Liens and security interests against the claims and demands of all Persons whomsoever except for Liens permitted by Section 9.03 of the Credit Agreement.  The Borrower at its sole expense will, and will cause each Restricted Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any Restricted Subsidiary, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any defect, error or inaccuracy in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

7.Protective Advances.  From and after the Forbearance Effective Date, the parties hereto hereby authorize the Administrative Agent from time to time, but with no obligation, to make loans, with or without the consent of the Credit Parties, which the Administrative Agent, in its sole and absolute discretion, deems necessary or desirable to (a)  preserve or protect the Collateral, or any portion thereof, (b) enhance the likelihood of, or maximize the amount of, repayment of the Indebtedness, or (c) pay any other amount chargeable to or required to be paid by any Credit Party pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 12.03 of the Credit Agreement) and other sums payable under the Loan Documents (a “Protective Advance”); provided that (x) the aggregate amount of Protective Advances permitted to be made under this Section 7 shall not exceed $2,500,000 and (y) after giving effect to any such Protective Advance, the total Revolving Credit Exposure shall not exceed the total Commitments.  Any Protective Advance may be funded at the Administrative Agent’s election by deposit into a deposit account of, or other payment to, the Borrower.  Each Protective Advance shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall initially constitute ABR Loans under the Credit Agreement and shall be subject to the provisions of the Credit Agreement, including without limitation, Section 2.05 of the Credit Agreement.   The making of a Protective Advance on any one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion.  The Credit Parties hereby acknowledge that the Administrative Agent has no commitment or obligation to make any Protective Advance, that any Protective Advance or other advance made by the Administrative Agent to the Borrower shall constitute new value in the form of money and new credit, and that any such any Protective Advance or other advance shall be secured to the fullest extent of any and all liens and security interests granted under the Loan Documents and this Agreement.

8.Ratification of Loan Documents and Collateral.  Except as modified by this Agreement, each Credit Party hereby acknowledges, ratifies, reaffirms and agrees that each of the Loan Documents to which it is a party and the first priority (subject only to Liens permitted by Section 9.03 of the Credit Agreement or, in the case of Borrowing Base Properties, subject only to Liens permitted by Section 9.03(a) and (f) of the Credit Agreement and Excepted Liens), perfected Liens and security interests created thereby in favor of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral, are and will remain in full force and effect and binding on such Credit Party, and are enforceable in accordance with their respective terms and applicable law.  By its execution hereof, each Credit Party (in its individual capacity and in its capacity as member, shareholder or partner of each other Credit Party, as applicable) acknowledges, ratifies and reaffirms all of the terms and provisions of the Loan Documents and the enforceability thereof against it, which terms and provisions, except as modified herein, are incorporated by reference as of the Forbearance Effective Date as if set forth herein including, without limitation, all promises, agreements, warranties, representations, covenants, releases, and indemnifications contained therein.  Without limitation of the foregoing, (i) Borrower hereby acknowledges, ratifies and confirms the Credit Agreement and all of its debts and obligations to the Administrative Agent and the Lenders thereunder and (ii) each Credit Party hereby acknowledges, ratifies and confirms its guaranty of the Indebtedness under the Credit Agreement and all of its debts and obligations to the Administrative Agent and the Lenders thereunder.

9.NO CLAIMS; RELEASE; COVENANT NOT TO SUE.  EACH CREDIT PARTY (IN ITS OWN RIGHT AND ON BEHALF OF ITS PREDECESSORS, SUCCESSORS AND ASSIGNS) HEREBY EXPRESSLY AND UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT, AS OF THE DATE HEREOF, IT HAS NO SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, DEFENSES, CLAIMS, CAUSES OF ACTION, ACTIONS OR DAMAGES OF ANY CHARACTER OR NATURE, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT, OR INDIRECT, AGAINST ADMINISTRATIVE Agent, any lender, THE ISSUING BANK, ANY OF their AFFILIATES OR ANY OF their OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS, consultants to attorneys OR REPRESENTATIVES OR ANY OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS OR ASSIGNS (COLLECTIVELY, THE “LENDER-RELATED PARTIES”), in each case which existed, arose or occurred at any time prior to the forbearance effective date OR ANY GROUNDS OR CAUSE FOR REDUCTION, MODIFICATION, SET ASIDE OR SUBORDINATION OF THE SECURED Indebtedness OR ANY LIENS OR SECURITY INTERESTS OF ADMINISTRATIVE AGENT.  IN PARTIAL CONSIDERATION FOR THE AGREEMENT OF THE ADMINISTRATIVE AGENT, the CONSENTING LENDERs AND THE ISSUING BANK TO ENTER INTO THIS AGREEMENT, EACH CREDIT PARTY HEREBY KNOWINGLY AND UNCONDITIONALLY WAIVES AND FULLY AND FINALLY RELEASES AND FOREVER DISCHARGES THE LENDER-RELATED PARTIES FROM, and covenants not to sue the Lender-related parties for, ANY AND ALL SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, CLAIMS, DEMANDS, CAUSES OF ACTION, ACTIONS, GROUNDS, CAUSES, DAMAGES, REMEDIES, COSTS AND EXPENSES OF EVERY NATURE AND CHARACTER, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT OR INDIRECT, ARISING OUT OF OR FROM OR RELATED TO ANY LAW, STATUTE, RULE, REGULATION, OR ANY OF THE LOAN DOCUMENTS, WHETHER AT LAW, IN EQUITY, OR OTHERWISE, WHICH any CREDIT PArTY OWNS AND HOLDS as of the date hereof, OR HAS AT ANY TIME prior to the date hereof

OWNED OR HELD, SUCH WAIVER, RELEASE AND DISCHARGE BEING MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECTS OF SUCH WAIVER, RELEASE AND DISCHARGE AND AFTER HAVING CONSULTED LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT THERETO.  THIS SECTION IS IN ADDITION TO ANY OTHER RELEASE OF ANY OF THE LENDER-RELATED PARTIES BY ANY CREDIT PARTY AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY ANY CREDIT PARTY IN FAVOR OF ANY OF THE LENDER-RELATED PARTIES, IT BEING THE INTENT OF THE CREDIT PARTIES THAT THIS RELEASE AND COVENANT NOT TO SUE BE AS BROAD AND INCLUSIVE AS PERMITTED BY APPLICABLE LAW.

10.No Obligation.  Each Credit Party hereby acknowledges and understands that upon the expiration or earlier termination of the Forbearance Period, if the Specified Defaults have not been waived by written agreement in accordance with the Credit Agreement, or if there shall at any time exist any other Event of Default, then the Administrative Agent, the Lenders and the Issuing Bank shall have the right to proceed to exercise any or all available rights and remedies, which may include, without limitation, foreclosure on the Collateral and/or institution of legal or equitable proceedings.  The Administrative Agent, the Lenders and the Issuing Bank have not and shall have no obligation whatsoever to extend the maturity of the Indebtedness, waive any Default or Event of Default, defer any payments, or further forbear from exercising their rights and remedies.

11.No Implied Waivers.  No failure or delay on the part of the Administrative Agent, any Lender or the Issuing Bank in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

12.Expenses; Indemnity.  Section 12.03 of the Credit Agreement is incorporated by reference herein, mutatis mutandis.

13.Survival of Representations and Warranties.  All representations and warranties made in this Agreement or any other Loan Document shall be considered to have been relied upon by the Agent, the Issuing Bank and the Consenting lenders and shall survive the execution and delivery of this Agreement, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

14.Review and Construction of Documents.  Each Credit Party hereby acknowledges, and represents and warrants to the Administrative Agent, the Lenders and the Issuing Bank that, such Credit Party has (a) had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel, (b) reviewed this Agreement and fully understands the effects thereof and all terms and provisions contained herein, and (c) executed this Agreement of its own free will and volition.  The recitals contained in this Agreement shall be construed to be part of the operative terms and provisions of this Agreement.

15.ENTIRE AGREEMENT; AMENDMENT.  THIS AGREEMENT AND THE LOAN DOCUMENTS AS INCORPORATED HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO REGARDING THE MATTERS CONTAINED HEREIN, INCLUDING THE ADMINISTRATIVE AGENT’S, THE CONSENTING LENDERS’ AND THE ISSUING BANK’S FORBEARANCE WITH RESPECT TO THEIR RIGHTS AND REMEDIES ARISING AS A RESULT OF THE SPECIFIED DEFAULTS, AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.  The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the Credit Parties, the Administrative Agent, the Issuing Bank and Consenting Lenders.  The Loan Documents, as modified by this Agreement, continue to evidence the agreement of the parties with respect to the subject matter thereof.

16.Notices.  All notices, requests, demands and other communications under this Agreement will be given in accordance with the provisions of the Credit Agreement.

17.Successors and Assigns.  This Agreement will be binding upon, and will inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns, provided that no Credit Party may assign any rights or obligations under this Agreement without the prior written consent of the Administrative Agent, the Issuing Bank and the Lenders in accordance with the terms of the Credit Agreement.

18.Tolling of Statutes of Limitation.  The parties hereto agree that all applicable statutes of limitations with respect to the Loan Documents shall be tolled and not begin running until the Forbearance Termination Date.

19.Arms-Length/Good Faith.  This Agreement has been negotiated at arms-length and in good faith by the parties hereto.

20.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York and applicable laws of the United States of America.

21.Interpretation.  Wherever the context hereof will so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa.  The headings, captions and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

22.Severability.  In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

23.Counterparts.  This Agreement may be executed and delivered in any number of counterparts, and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument; provided, that no party shall be bound by this Agreement until the Credit Parties, the Administrative Agent, the Issuing Bank and the Consenting Lenders have executed a counterpart hereof.  Execution of this Agreement via facsimile or other electronic transmission (e.g., “.pdf”) shall be effective, and signatures received via facsimile or other electronic transmission shall be binding upon the parties hereto and shall be effective as originals.

24.Further Assurances.  Each Credit Party agrees to execute, acknowledge, deliver, file and record such further certificates, instruments and documents, and to do all other acts and things, as may be reasonably requested by the Administrative Agent as necessary or advisable to carry out the intents and purposes of this Agreement.

25.Loan Documents.  This Agreement is a Loan Document for all purposes of the Credit Agreement and other Loan Documents.  To the extent of a conflict or inconsistency between this Agreement and any other of the other Loan Documents, this Agreement shall control.

26.WAIVER OF JURY TRIAL.  SECTION 12.09(d) OF THE CREDIT AGREEMENT IS INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

27.Lender Direction.  Each Consenting Lender hereby directs and authorizes the Administrative Agent to enter into this Agreement.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWER:	APPROACH RESOURCES INC.,

a Delaware corporation

By:	/s/ Sergei Krylov
Name:	Sergei Krylov
Title:	Chief Executive Officer and Chief Financial Officer

[Signature Page to Limited Forbearance Agreement – Approach]

GUARANTORS:	APPROACH OPERATING, LLC,

a Delaware limited liability company

By:	/s/ Sergei Krylov
Name:	Sergei Krylov
Title:	Chief Executive Officer and Chief Financial Officer

APPROACH RESOURCES I, LP,

a Texas limited partnership

By:	/s/ Sergei Krylov
Name:	Sergei Krylov
Title:	Chief Executive Officer and Chief Financial Officer

APPROACH OIL & GAS INC.,

a Delaware corporation

By:	/s/ Sergei Krylov
Name:	Sergei Krylov
Title:	Chief Executive Officer and Chief Financial Officer

APPROACH DELAWARE, LLC,

a Delaware limited liability company

By:	/s/ Sergei Krylov
Name:	Sergei Krylov
Title:	Chief Executive Officer and Chief Financial Officer

APPROACH SERVICES, LLC,

a Delaware limited liability company

By:	/s/ Sergei Krylov
Name:	Sergei Krylov
Title:	Chief Executive Officer and Chief Financial Officer

APPROACH MIDSTREAM HOLDINGS LLC,

a Delaware limited liability company

By:	/s/ Sergei Krylov
Name:	Sergei Krylov
Title:	Chief Executive Officer and Chief Financial Officer

[Signature Page to Limited Forbearance Agreement – Approach]

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., as Administrative Agent, an Issuing Bank, and a Lender

By:	/s/ David Morris
Name:	David Morris
Title:	Authorized Officer

[Signature Page to Limited Forbearance Agreement – Approach]

CONSENTING LENDERS:KEYBANK NATIONAL ASSOCIATION,

as a Lender

By:	/s/ Dale Conder
Name:	Dale Conder
Title:	Senior Vice President

[Signature Page to Limited Forbearance Agreement – Approach]

ROYAL BANK OF CANADA,

as a Lender

By:	/s/ Leslie P. Vowell
Name:	Leslie P. Vowell
Title:	Attorney-in-Fact

[Signature Page to Limited Forbearance Agreement – Approach]

FROST BANK,

as a Lender

By:	/s/ Justin Armstrong
Name:	Justin Armstong
Title:	Senior Vice President

[Signature Page to Limited Forbearance Agreement – Approach]

CAPITAL ONE, NATIONAL ASSOCIATION,

as a Lender

By:	/s/ Mark Brewster
Name:	Mark Brewster
Title:	Vice President

[Signature Page to Limited Forbearance Agreement – Approach]

COMERICA BANK,

as a Lender

By:	/s/ Cynthia B. Jones
Name:	Cynthia B. Jones
Title:	Vice President

[Signature Page to Limited Forbearance Agreement – Approach]

HANCOCK WHITNEY BANK,

as a Lender

By:	/s/ Brock Berilgen
Name:	Brock Berilgen
Title:	Senior Vice President

[Signature Page to Limited Forbearance Agreement – Approach]